EXHIBIT 99.1

For additional information:	NEWS RELEASE
Terence R. Rogers,
VP Finance and Treasurer
773.788.3720

JOINT UNION RATIFIES CONTRACT

AT RYERSON CHICAGO – AREA FACILITIES

Chicago, Illinois – July 10, 2006 – On Sunday, July 9, 2006, members of Local Unions 9777 and 6787 represented by the United Steelworkers and Teamsters Local Union 714 joint union ratified a three-year collective bargaining agreement covering three Chicago area Ryerson facilities with Joseph T. Ryerson and Son, Inc., a wholly owned subsidiary of Ryerson Inc. (RYI). The agreement, tentatively entered into on June 22, 2006, continues until March 31, 2009.

The joint union represents approximately 540 employees at the Chicago, Illinois and Burns Harbor, Indiana facilities of Ryerson, which locations account for approximately 10 percent of the company’s sales revenues. The prior collective bargaining agreement for Ryerson’s Chicago-area facilities expired January 31, 2006.

#  #  #

Ryerson is a leading metals service center in North America, with 2005 sales of $5.8 billion. Ryerson distributes and processes metals, primarily stainless steel, carbon steel and aluminum, through a network of more than 110 distribution facilities across the U.S., Canada, Mexico and India.